Exhibit 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20951) pertaining to the Intel Puerto Rico Retirement Savings Plan of our report dated June 14, 2005, with respect to the financial statements and schedule of the Intel Puerto Rico Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

San Jose, California

June 14, 2005

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